Exhibit 99.1

FOXHOLLOW TECHNOLOGIES NAMES FORMER GENENTECH PRESIDENT MYRTLE

POTTER TO ITS BOARD OF DIRECTORS

REDWOOD CITY, CALIF., November 7, 2005—FoxHollow Technologies, Inc. (FOXH), which develops and markets the SilverHawk™ Plaque Excision System used for the treatment of peripheral artery disease (PAD), announced today that Myrtle S. Potter has been named to the company’s board of directors. She fills a vacancy on the board that has existed since the company went public and becomes the company’s seventh director.

Ms. Potter, who has 25 years of operating and general management experience in the biotechnology and pharmaceutical sectors, has held senior management positions at Genentech, Inc., including executive vice president, commercial operations, and chief operating officer from 2000-2004. In early 2004 she was promoted to president of commercial operations for the company, a position she held until August 2005. During her tenure with Genentech, she served as a member of the company’s Executive Committee and as co-chair of the Product Portfolio Committee. She also oversaw the successful launch of several new products, including TNKase™, Cathflo Activase®, Xolair® and Avastin®.

“We are delighted to have someone of Myrtle’s stature and industry presence joining the FoxHollow board as she brings a long track record of successfully managing rapid growth companies. In addition, her significant biotechnology and pharmaceutical expertise will be instrumental in helping us implement our recently announced research collaboration agreement with Merck, and maximize the enormous opportunity inherent in the FoxHollow Biologics division,” said Robert W. Thomas, president and chief executive officer of FoxHollow.

Prior to joining Genentech, Ms. Potter held several senior positions at Bristol-Myers Squibb. She was president and senior vice president of sales for the company’s multi-billion dollar U.S. Cardiovascular/Metabolics business, group vice president for Worldwide Medicines and vice president of strategy and economics for the company’s U.S. Pharmaceutical Group. She also spent 14 years at Merck & Co., Inc., where she established Astra/Merck, Inc. (now Astra Zeneca), and served as vice president of one of Merck’s six business units.

Ms. Potter serves on the board of directors of Amazon.com, Inc. She holds a B.A. degree from the University of Chicago. For the past two years, she has been named by The Wall Street Journal as one of its “50 Women to Watch.” In 2003 and 2004 she was named by Fortune as one of the “Top 50 Most Powerful Women in Business.” Ms. Potter has also been recognized in 2005 by Black Enterprise magazine as one of the “75 Most Powerful Blacks in Corporate America.” In 2002, Ms. Potter was also named to Fortune magazine’s list of “Most Powerful Black Executives in America” and to Time magazine’s “15 Young Global Business Influentials” list. Ms. Potter’s numerous additional honors include the Girl Scouts of the USA’s esteemed National Women of Distinction Award given to women who, through their professional and personal accomplishments, serve as role models for girls. In 2002, Ms. Potter was named the Healthcare Business Women’s Association “Woman of the Year.”

About FoxHollow Technologies, Inc.

FoxHollow Technologies, Inc., develops and markets minimally invasive plaque excision devices for the treatment of peripheral artery disease (PAD). An estimated 12 million people in the U.S. are thought to suffer from PAD, with 2.5 million patients currently diagnosed. PAD results from plaque that accumulates in the arteries and blocks blood flow in the legs. These blockages can result in severe pain for patients and very limited physical mobility. The company’s SilverHawk System is a minimally invasive method of removing the obstructive plaque and restoring blood flow to the legs and feet. For more information, please visit our website at www.foxhollowtech.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding FoxHollow’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements concerning expected outcomes from the collaboration with Merck and the future growth of the company are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause FoxHollow’s actual results to differ materially from the statements contained herein. Further information on FoxHollow’s business and financial results are detailed in its filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on November 1, 2005. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. FoxHollow undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances, after the date they were made, or to reflect the occurrence of unanticipated events.

Contacts:

Matt Ferguson

Chief Financial Officer

650-421-8501

Duke Rohlen

Investor Relations

650-421-8449

investorrelations@foxhollowtech.com

Leslie Trigg

Media Relations

650-421-8539

ltrigg@foxhollowtech.com

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